SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

COGNOS INCORPORATED
(Exact name of registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation)

0-16006	98-0119485
(Commission File Number No.)	(IRS Employer Identification No.)

3755 Riverside Drive
P.O. Box 9707, Station T
Ottawa, Ontario, Canada
K1G 4K9

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(613) 738-1440

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreements

Amendments to Equity-Based Compensation and Employee Benefits Plans:

At the Annual and Special Meeting of Shareholders of Cognos Incorporated (the “Corporation”) held on June 23, 2005, the Corporation’s shareholders approved the following amendments to certain of its equity-based compensation and employee benefits plans:

1.

An amendment to the Cognos Incorporated 2003-2008 Stock Option Plan (the “2003 Option Plan”) to increase the number of shares of common stock reserved for awards under such plan by 1,800,000 shares. A more complete description of this amendment and the material terms of the 2003 Option Plan are included under the caption “2003-2008 STOCK OPTION PLAN – REQUEST TO RESERVE ADDITIONAL COMMON SHARES” in the Corporation’s Definitive Proxy Statement for the Annual and Special Meeting of Shareholders (the “Proxy Statement”), filed on May 26, 2005, which description is incorporated herein by reference;

2.

An amendment to the Cognos Incorporated 2002-2005 Restricted Share Unit Plan (the “RSU Plan”) to (i) extend its term by ten years to 2015, (ii) increase the number of shares that may be purchased under the RSU Plan from 2,000,000 to 3,000,000 and (iii) delete Section 4B to eliminate the requirement that the aggregate number of shares granted in each year to directors or officers (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934) shall not exceed 50% of the aggregate number of shares granted to all participants during such year. A more complete description of this amendment and the material terms of the RSU Plan are included under the caption “2002–2005 RESTRICTED SHARE UNIT PLAN – REQUEST TO AMEND CERTAIN PROVISIONS AND TO EXTEND THE TERM” in the Proxy Statement, which description is incorporated herein by reference; and

3.

An amendment to the Cognos Employee Stock Purchase Plan (the “ESPP”) to extend its term to November 30, 2008. A more complete description of this amendment and the material terms of the ESPP are included under the caption “COGNOS EMPLOYEE STOCK PURCHASE PLAN – REQUEST TO EXTEND THE TERM” in the Proxy Statement, which description is incorporated herein by reference.

Named Executive Compensation Plans:

On June 22, 2005, the Board of Directors of the Corporation approved the fiscal year 2006 compensation plans for the below named executives of the Corporation:

1.

Robert G. Ashe (President and Chief Executive Officer): Mr. Ashe’s annual base salary for fiscal year 2006 is US$500,000 and his annual incentive target (assuming a 100% payout) is US$500,000 for an annual total target income of US$1,000,000. Mr. Ashe’s salary is paid in Canadian dollars.

2.

Tom Manley (Senior Vice-President, Finance and Administration and Chief Financial Officer): Mr. Manley’s annual base salary for fiscal year 2006 is US$350,000 and his annual incentive target (assuming a 100% payout) is US$250,000 for an annual total target income of US$600,000. Mr. Manley’s salary is paid in Canadian dollars.

3.

Tony Sirianni (Senior Vice President, Worldwide Field Operations): Mr. Sirianni’s annual base salary for fiscal year 2006 is US$275,000 and his annual incentive target (assuming a 100% payout) is US$285,000 for an annual total target income of US$560,000.

4.

Peter Griffiths (Senior Vice President, Products): Mr. Griffiths’ annual base salary for fiscal year 2006 is US$330,000 and his annual incentive target (assuming a 100% payout) is US$220,000 for an annual total target income of US$550,000. Mr. Griffiths is paid in British Pounds Sterling (BPS) and is provided with a cost of living adjustment (COLA) to adjust his pay for the higher living costs in London compared with Canada. A COLA factor of 1.4 is being applied. Therefore, Mr. Griffith’s annual base salary in BPS is £240,046 for FY06, being US$330,000 (annual base salary) multiplied by 0.51958 (BPS exchange rate) multiplied by 1.4 (COLA).

5.

David Laverty (Senior Vice President, Global Marketing): Mr. Laverty’s annual base salary for fiscal year 2006 is US$270,000 and his annual incentive target (assuming a 100% payout) is US$165,000 for an annual total target income of US$435,000.

The annual incentive portion of the above plans is in each case determined by multiplying the named executive’s annual incentive amount by a corporate factor that is calculated based on the two (2) performance criteria of operating margin and revenue for fiscal year 2006. The incentive structure is designed to reward achievement on these metrics, and to discourage the achievement of one metric at the expense of the other. If threshold performance is not achieved on either metric, the payout is nil. The maximum corporate factor is 400%. To be eligible for an annual incentive amount pursuant to the compensation plans described above, the named executive must remain employed by the Corporation on February 28, 2006 unless otherwise agreed. The Corporation’s Board of Directors reserves the right to adjust, modify or terminate each of the compensation plans described above, in full or in part, at any time in their sole discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNOS INCORPORATED
(Registrant)

Dated: June 28, 2005	By: /s/ Tom Manley
Tom Manley
Senior Vice President, Finance &
Administration and Chief
Financial Officer

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